Exhibit 99.1
Immediate Release
Contact: Mary Brevard: (248) 754-0881
BorgWarner posts first quarter results;
reports benefits from restructuring actions,
positive cash flow from operations and improving liquidity
     Auburn Hills, Michigan, April 30, 2009 — BorgWarner Inc. (NYSE: BWA) today reported first quarter results that benefitted from 2008 restructuring initiatives. Additional cost structure actions were implemented in the first quarter to address continued instability in customer production schedules and general economic uncertainty. The company also generated positive cash flow from operations in the quarter (net cash provided by operating activities less capital expenditures, including tooling outlays), and strengthened its capital structure and financial flexibility.
     First Quarter Highlights:
•	Sales were $819.5 million.

•	Aggressive restructuring actions in 2008 helped reduce Q1 decremental margins.

•	U.S. GAAP earnings were a loss of $(0.06) per diluted share, including a number of non-recurring items:
•	$(0.03) per diluted share loss upon adoption of FAS 141R for treatment of on-going acquisition-related activity

•	$(0.06) per diluted share loss from interest rate derivative agreements

•	$0.15 per diluted share net gain related to retiree obligations resulting from the closure of the Muncie, Indiana, Drivetrain facility.
•	Excluding non-recurring items for comparative purposes with past quarters, the earnings loss from operations in the quarter was $(0.12) per diluted share.

•	Q1 cost structure actions included global pay cuts, selected plant shutdowns and reduced work weeks outside of the U.S..

•	Net cash provided by operating activities was $68.0 million.

•	Public debt maturity of $136.7 million was repaid in February.

•	Cash on hand at the end of the quarter was $90.8 million.

•	Net debt to capital ratio was 24.2%.

•	Subsequent to quarter end, the company completed a convertible senior note offering of $373.8 million and is completing a $250 million extension of its revolving credit facility for 18 months.
     Comment and Outlook: “BorgWarner distinguished itself from many industry peers by continuing to generate positive cash flow from operations in the first quarter,” said Timothy Manganello, Chairman and CEO. “Our cash on hand and cash generated in the quarter allowed us to repay $136.7 million of public debt that matured in February. In addition we have strengthened our financial structure by executing a very successful convertible bond offering and addressing our revolving credit facility.”
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BORGWARNER REPORTS FIRST QUARTER 2009 RESULTS/2
     “Further, the restructuring actions we took in 2008, while difficult, have already begun to yield positive financial results,” he continued. “We also continued to make structural cost adjustments during the first quarter to improve operating efficiency, and to address profitability and cash flow. Special attention has been given to Drivetrain Group profitability where disappointing first quarter results were caused by declining volumes, European employee costs tied to operational issues and dual clutch growth-related costs. Going forward, the Drivetrain Group will benefit from the previously announced closing of the Muncie, Indiana, plant and operational improvements in Europe.”
     Commenting on the outlook for the year, Manganello noted, “Customer schedules remain uncertain, providing little clarity to the rest of the year. As a result, we are sizing our operations as if first quarter production levels will continue throughout the remainder of the year. However, our target in this more challenging scenario, is to still generate positive earnings and cash flow from operations. The actions we have taken favorably position BorgWarner to withstand current industry pressures and resume growth as the auto sector recovers. The global focus on fuel efficiency and emissions reduction remains strong, and our technology and expertise meet that demand. We continue to execute against our long-term strategy and continue to invest in research and development that will foster future growth.”
     Financial Results: For first quarter 2009, sales were $819.5 million, down 45% compared with $1,498.9 million in first quarter 2008. The negative impact of currency accounted for 6% of the decline. Net income in the quarter was a loss of $(7.0) million or $(0.06) per diluted share compared with a gain of $88.7 million, or $0.75 per diluted share, in first quarter 2008. The first quarter 2009 loss included a $(0.03) per diluted share loss upon adoption of FAS 141R for the treatment of on-going acquisition-related activity, a $(0.06) per diluted share loss from interest rate derivative agreements, and a $0.15 per diluted share net gain related to retiree obligations resulting from the closure of the Muncie, Indiana, Drivetrain facility. The impact of foreign currencies, primarily the lower Euro, reduced sales by $82.3 million in first quarter 2009 compared with first quarter 2008, and reduced the loss on earnings by $3.4 million, or $0.03 per diluted share.
     Operating income was $5.5 million or 0.7% of sales in the first quarter of 2009 versus $124.8 million, or 8.3% of sales, in first quarter 2008. Excluding non-recurring items, operating income was a loss of $(17.6) million. Net cash provided by operating activities was $68.0 million in first quarter 2009 versus $74.5 million in first quarter 2008. Investments in capital expenditures, including tooling outlays, totaled $38.6 million for the quarter, compared with $75.4 million for the same period in 2008. Balance sheet debt decreased by $63.4 million at the end of the quarter compared with the end of 2008.
     The company’s capital structure remains strong. The ratio of balance sheet debt net of cash to capital was 24.2% at the end of the quarter. The company has ample liquidity. It repaid $136.7 million of public debt that matured in February, and ended the quarter with no outstanding borrowing under its revolving credit facility and with $90.8 million of cash on hand. Since the end of the quarter, the company completed a convertible senior note offering of $373.8 million and is completing a $250 million extension of its revolving credit facility for 18 months.

BORGWARNER REPORTS FIRST QUARTER 2009 RESULTS/3
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     The following table reconciles the company’s non-U.S. GAAP amounts included in the press release to the most directly comparable U.S. GAAP amounts and is provided for comparisons with other results:

	First Quarter
Net earnings per diluted share	2009	2008

Non-U.S. GAAP	$(0.12)	$0.75

Reconciliations:
Adoption of FAS 141R — Acquisition Activity	(0.03)	—
Muncie Closure Retiree Obligation Net Gain	0.15	—
Interest Rate Derivative Agreements	(0.06)	—

U.S. GAAP	$(0.06)	$0.75

     Engine Group Results: Reduced global vehicle production cut demand for the company’s engine products. Engine segment net sales decreased to $624.5 million, or 43.1%, compared with $1,098.1 million in the prior year’s quarter. The negative impact of currency accounted for 6% of the decline. Severe cuts in auto production reduced European Engine segment sales by 46% compared with last year. Sales in the U.S. declined 33%. Earnings before interest and taxes were $35.9 million.
     Drivetrain Group Results: Drivetrain segment first quarter sales were impacted by continued production declines in North America and very weak demand in Europe. Sales were $198.2 million, down 52% compared with $409.8 million in the first quarter of 2008. The negative impact of currency accounted for 4% of the decline. Earnings before interest and income taxes were a loss of $(32.7) million.
     Recent Highlights: During the quarter the company announced that it is providing its award winning Regulated Two-stage Turbocharger for the Volvo 2.4-liter D5 diesel engine, and for the new four-cylinder diesel engine from Mercedes-Benz expected to be the backbone of their diesel engine production. The company’s patented turbocharger technology helps improve fuel economy, reduce emissions and improve driving dynamics. The company also announced its first business award for dry dual clutch transmission technology. The company will supply the hydraulic actuation module for Fiat’s first dry dual clutch transmission, launching in late 2009.
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BORGWARNER REPORTS FIRST QUARTER 2009 RESULTS/4
     In April, two emerging BorgWarner technologies were recognized for their “game-changing” innovation. PACE Awards for 2009 were presented to the company for its cam torque actuated (CTA™) variable cam timing phaser and for its pressure sensor glow plug for diesel engines. Both contribute to improved fuel economy and reduced emissions. The company received additional recognition for its collaboration with Ford on the 2009 3.0-liter Duratec V6 engine which benefits from BorgWarner’s CTA technology. An honorable mention was awarded to the company’s DualTronic® Performance Package introduced on the Nissan GT-R.
     Additional activity in April included the completion of a convertible senior note offering of $373.8 million. The $373.8 million 3.50% convertible senior notes are due in 2012. Note holders may convert the notes at their option at any time up to the maturity date. The conversion price represents a conversion premium of 27.5%. In conjunction with the note offering, the company entered into a bond hedge overlay at a net pre-tax cost of $25.2 million, effectively raising the conversion premium to 50%. Upon conversion, the company will pay or deliver cash, shares of its common stock or a combination of the two at its election. The company expects to use the proceeds for general corporate purposes, including the repayment of short-term indebtedness.
     At 9:30 a.m. ET today, a brief conference call concerning first quarter results will be webcast at: http://www.borgwarner.com/invest/webcasts.shtml
     Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The FORTUNE 500 company operates manufacturing and technical facilities in 60 locations in 18 countries. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. The Internet address for BorgWarner is: http://www.borgwarner.com.
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Financial Tables Follow
Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “outlook”, “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign vehicle production, the continued use of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, and other risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors, identified in our most recently filed Annual Report on Form 10-K. We do not undertake any obligation to update any forward-looking statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)

(millions of dollars, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net sales	$819.5	$1,498.9
Cost of sales	739.9	1,215.4

Gross profit	79.6	283.5

Selling, general and administrative expenses	74.1	155.7
Other expense	—	3.0

Operating income	5.5	124.8

Equity in affiliates’ earnings, net of tax	(0.2)	(9.1)
Interest income	(0.5)	(1.9)
Interest expense and finance charges	19.1	6.5

Earnings (loss) before income taxes and noncontrolling interest	(12.9)	129.3

Provision (benefit) for income taxes	(6.6)	33.6

Net earnings (loss)	(6.3)	95.7

Net earnings attributable to the noncontrolling interest	0.7	7.0

Net earnings (loss) attributable to BorgWarner Inc.	$(7.0)	$88.7

Earnings (loss) per share — diluted	$(0.06)	$0.75

Weighted average shares outstanding (millions) — diluted	116.0	118.5
Supplemental Information (Unaudited)

(millions of dollars)

	Three Months Ended
	March 31,
	2009	2008

Capital expenditures, including tooling outlays	$38.6	$75.4

Depreciation and amortization:
Fixed assets and tooling	$57.3	$66.8
Other	5.8	5.4

	$63.1	$72.2

Income Statement

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)

(millions of dollars)

	Three Months Ended
	March 31,
	2009	2008

Engine	$624.5	$1,098.1

Drivetrain	198.2	409.8

Inter-segment eliminations	(3.2)	(9.0)

Net sales	$819.5	$1,498.9

Segment Earnings (Loss) Before Interest and Income Taxes (Unaudited)

(millions of dollars)

	Three Months Ended
	March 31,
	2009	2008

Engine	$35.9	$137.9

Drivetrain	(32.7)	18.3

Segment earnings before interest and taxes (“Segment EBIT”)	3.2	156.2

Muncie closure retiree obligation net gain	27.9	—

Corporate, including equity in affiliates’ earnings and stock-based compensation	(25.4)	(22.3)

Consolidated earnings before interest and taxes (“EBIT”)	5.7	133.9

Interest income	(0.5)	(1.9)

Interest expense and finance charges	19.1	6.5

Earnings (loss) before income taxes and noncontrolling interest	(12.9)	129.3

Provision (benefit) for income taxes	(6.6)	33.6

Net earnings (loss)	(6.3)	95.7

Net earnings attributable to the noncontrolling interest	0.7	7.0

Net earnings (loss) attributable to BorgWarner Inc.	$(7.0)	$88.7

Reporting Segments

BorgWarner Inc.
Condensed Consolidated Balance Sheets

(millions of dollars)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets

Cash	$90.8	$103.4
Receivables, net	622.1	607.1
Inventories, net	352.4	451.2
Other current assets	123.1	146.5

Total current assets	1,188.4	1,308.2

Property, plant and equipment, net	1,510.1	1,586.2
Other non-current assets	1,655.2	1,749.6

Total assets	$4,353.7	$4,644.0

Liabilities and Stockholders’ Equity

Notes payable	$250.4	$183.8
Current portion of long-term debt	—	136.9
Accounts payable and accrued expenses	851.4	923.0
Income taxes payable	9.2	6.3

Total current liabilities	1,111.0	1,250.0

Long-term debt	466.5	459.6
Other non-current liabilities	789.3	896.9

Total BorgWarner Inc. stockholders’ equity	1,961.0	2,006.0
Noncontrolling interest	25.9	31.5

Total stockholders’ equity	1,986.9	2,037.5

Total liabilities and stockholders’ equity	$4,353.7	$4,644.0

Balance Sheet

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

(millions of dollars)

	Three Months Ended
	March 31,
	2009	2008

Operating
Net earnings (loss) attributable to BorgWarner Inc.	$(7.0)	$88.7
Non-cash charges (credits) to operations:
Depreciation and amortization	63.1	72.2
Deferred income tax loss (benefit)	(12.1)	4.0
Other non-cash items	50.3	9.9

Net earnings adjusted for non-cash charges to operations	94.3	174.8
Changes in assets and liabilities	(26.3)	(100.3)

Net cash provided by operating activities	68.0	74.5

Investing
Capital expenditures, including tooling outlays	(38.6)	(75.4)
Net proceeds from asset disposals	5.2	0.3
Payments for businesses acquired, net of cash acquired	(12.2)	—
Proceeds from sales of marketable securities	—	3.7

Net cash used in investing activities	(45.6)	(71.4)

Financing
Increase in notes payable	70.2	79.0
Additions to long-term debt	20.0	—
Repayments of long-term debt, including current portion	(136.7)	(5.1)
Payment for purchase of treasury stock	—	(13.5)
Proceeds from interest rate swap termination	30.0	—
Proceeds from stock options exercised, including the tax benefit	0.5	2.7
Dividends paid to BorgWarner stockholders	(13.8)	(12.8)
Dividends paid to noncontrolling stockholders	(4.6)	(8.2)

Net cash provided by (used in) financing activities	(34.4)	42.1

Effect of exchange rate changes on cash	(0.6)	(30.3)

Net increase (decrease) in cash	(12.6)	14.9

Cash at beginning of year	103.4	188.5

Cash at end of period	$90.8	$203.4

Cash Flow